Consent of Independent Registered Public Accounting Firm

The Board of Directors
Premier Power Renewable Energy, Inc.
El Dorado Hills, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 30, 2011, relating to the consolidated financial statements of Premier Power Renewable Energy, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ Macias Gini & O’Connell LLP

Macias Gini & O’Connell LLP
Sacramento, California

May 27, 2011